UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

Getty Realty Corp.

(Exact name of registrant as specified in charter)

Maryland (State of Organization)	001-13777 (Commission File Number)	11-3412575 (IRS Employer Identification No.)

125 Jericho Turnpike, Suite 103
Jericho, New York	11753
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (516) 478-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Leo Liebowitz retired as an employee of Getty Realty Corp. (the “Company”) on June 28, 2013. Mr. Liebowitz will continue to serve as a member and non-executive Chairman of the Board of Directors. With respect to such continued service by Mr. Liebowitz as non-executive Chairman of the Board of Directors, the Compensation Committee of the Company’s Board of Directors has approved (a) a Chairman’s fee in the amount of $125,000 per annum, (b) reimbursement of COBRA for medical benefits for three years, and (c) the modification of restricted stock unit (“RSUs”) grants previously made to Mr. Liebowitz so that his currently unvested RSUs will continue to be available for vesting over the next five years on the basis of his service as Chairman, on the same schedule that had been in place prior to his resignation as an employee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY REALTY CORP.

Date: July 3, 2013	By:	/s/ Joshua Dicker
Joshua Dicker
Sr. Vice President and General Counsel